UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2013

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Fiscal Year 2013 Bonus Awards and Fiscal Year 2014 Base Salaries

On July 23, 2013, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors of Intuit Inc. (the “Company”) certified the achievement of the performance goal established for the Company’s Senior Executive Incentive Plan for the year ended July 31, 2013 (“Fiscal 2013”) and subsequently approved the amount of the annual performance bonuses for Brad D. Smith, R. Neil Williams, Kiran M. Patel, Laura A. Fennell, Daniel R. Maurer, and Scott D. Cook. The specific bonus amounts were determined by the Committee based on a review of the performance of each eligible individual and on the Company’s revenue and non-GAAP operating income for Fiscal 2013.

The Committee also approved the annual base salaries for Intuit’s executive officers for fiscal year 2014. The following table sets forth the Fiscal 2013 bonus and fiscal year 2014 annual base salary approved for the specified individuals.

Name and Current Position	2013 Bonus	2014 Annual Base Salary
Brad D. Smith President and Chief Executive Officer	$1,120,000	$1,000,000
R. Neil Williams Senior Vice President and Chief Financial Officer	$420,000	$700,000
Kiran M. Patel Executive Vice President and General Manager, Small Business Group	$1,440,000	$800,000
Laura A. Fennell Senior Vice President, General Counsel and Corporate Secretary	$278,200	$575,000
Daniel R. Maurer Senior Vice President and General Manager, Consumer Group	$372,000	$620,000
Scott D. Cook Board Member and Chairman of the Executive Committee	$273,000	$550,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: July 25, 2013	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary